Exhibit 10.9

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of the 9th day of May, 2005, between NYTIS EXPLORATION COMPANY LLC, a Delaware limited liability company (the “Company”), and MARK D. PIERCE, an individual residing in Kentucky (hereinafter the “Executive”).

WHEREAS the Company wishes to retain the services of the Executive in the capacity of Manager of Business Development to assist the Company in the furtherance of its business;

AND WHEREAS the Executive wishes to engage in full-time employment with the Company;

AND WHEREAS the Company and Executive wish to set out the terms and conditions of their relationship in this Executive Employment Agreement (the “Agreement”);

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the parties hereby agree as follows:

ARTICLE I

EMPLOYMENT

1.1                               The Company hereby agrees to employ the Executive as Manager of Business Development of the Company and the Executive agrees to accept such employment, all in accordance with the terms, duties and obligations hereinafter set forth.

1.2                               The parties to this Agreement agree that the relationship between the Company and the Executive created by this Agreement is that of employer-employee. The Executive shall devote the whole of his time, attention and ability to the performance of his duties and responsibilities as Manager of Business Development of the Company, and shall well and faithfully serve the Company to the best of his ability, and shall use his best efforts to promote the interests of the Company at all times.

1.3                               The Executive shall not, either directly or indirectly, engage in any other business, profession or occupation which would conflict with the performance of his duties and responsibilities under this Agreement, without the prior written consent of the Company.

1.4                               The Executive shall be based in Catlettsburg, Kentucky.

ARTICLE II

TERM

2.1                               The term of this Agreement shall commence on May 9, 2005, and shall continue in full force and effect for two (2) years thereafter (the “Term”).  Upon expiry of the initial Term, the Term of this Agreement shall be automatically renewed for a further period of one (1) year and from year to year thereafter unless either party provides written notice to the other at least ninety (90) days prior to the renewal date, that he or it elects against the automatic extension of this Agreement.  Any such notice by the Company shall constitute a notice of termination under Article 9.1, below.

ARTICLE III

DUTIES

3.1                               The Executive shall, during the Term of this Agreement and any extension or renewal thereof, perform such duties and responsibilities for the Company as may be assigned to him by the Company from time to time, and shall have such other obligations, duties and responsibilities as are customary for a person holding the same or an equivalent position or performing duties similar to those to be performed by the Executive.  In performing these duties, the Executive shall use professional skill, diligence and care to complete the tasks assigned to him to the reasonable satisfaction of the Company.

3.2                               The Executive shall, during the Term of this Agreement and any extension or renewal thereof, accept such other office or offices to which he may be elected or appointed by the Company, provided that performance of the duties and responsibilities associated with such office or offices shall be consistent with the duties provided for in Article 3.1.

ARTICLE IV

COMPENSATION

4.1                               During the Term of this Agreement, the Company shall pay to the Executive a gross annual base salary of U.S. $100,000.00 (the “Base Salary”), payable in equal semi-monthly installments, or in such other installments, and at such other times, as the parties may mutually agree.

4.2                               The Base Salary shall be reviewed by the Company from time to time, and may be increased at its sole discretion based on such factors as the Company at its sole discretion determines are relevant.

4.3                               The Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred in the performance of his employment duties and in accordance with the applicable policies and procedures of the Company, as may be amended by the Company at its sole discretion from time to time.  All payments or reimbursements of expenses shall be subject to the submission by the Executive of appropriate vouchers, bills and receipts.

ARTICLE V

INCENTIVE COMPENSATION

5.1                               At the discretion of the Company, the Executive may be entitled to participate in such bonus, incentive or stock options plans as may be adopted or implemented by the Company for its executives from time to time (the “Incentive Compensation”), on terms and conditions to be established by the Company at its sole discretion, and subject to the provisions of any applicable plan or agreement, as may be amended by the Company at its sole discretion from time to time.

ARTICLE VI

VACATION

6.1                               The Executive shall be entitled to an annual vacation of four (4) weeks.  Vacation may be taken in such a manner and at such times as the Executive and the Company mutually agree.  Vacation entitlement shall be calculated by reference to the calendar year.  If at the end of any calendar year the Executive has a balance of vacation entitlement for that year, the Executive may carry over any unused vacation days in accordance with the Company’s policy, as may be amended from time to time.

ARTICLE VII

BENEFITS

7.1                               The Executive shall be entitled to participate in all benefit plans offered by the Company to its senior executives, in accordance with the terms and conditions of the applicable employee benefit plans, as may be amended by the Company at its sole discretion from time to time.

ARTICLE VIII

PERFORMANCE REVIEW

8.1                                 The Executive’s performance shall be formally reviewed at least once per year. Past results and future performance targets will be mutually agreed to at this review.

ARTICLE IX

TERMINATION

9.1                               The Company shall be entitled to terminate this Agreement and the Executive’s employment with the Company, at any time, for any reason, upon ninety (90) days written notice to the Executive (the date of expiry of such notice to be the “Termination Date”).  In the event of such termination and subject to Article 9.2 below, the Company shall pay to the Executive on the Termination Date:

(a)                                 a lump sum of money equal to twelve (12) months’ salary, based on the Executive’s then Base Salary as of the Termination Date, less required statutory deductions; and

(b)                               a lump sum equal to the cost to the Company to provide benefits referred to in Article 7 during the period calculated under Article 9.1(a).

9.2                               The Company shall be entitled to terminate this Agreement and the Executive’s employment with the Company at any time, without notice or pay in lieu of notice, for just cause.  Notwithstanding any other provision in this Agreement to the contrary, if the Company terminates the Executive’s employment with the Company for just cause, no payments under Article 9.1 shall be paid to Executive.  For purposes hereof, “just cause” includes but is not limited to the following reasons for separation from employment:

(a)                                  conviction of a felony or any crime involving misuse or misappropriation of money or property;

(b)                                 failure or refusal to perform specific directives consistent with the scope and nature of the Executive’s duties and responsibilities, which are not remedied within a reasonable time after notice;

(c)                                  breach of Articles 10, 11 or 12 hereof;

(e)                                  commission of an act of dishonesty that adversely affects or has the potential to adversely affect the Company’s business;

(f)                                    performance of an intentional act that reflects or has the potential to reflect unfavorably on the Company’s reputation; and

(g)                                 drunkenness or use of drugs that interferes or has the potential to interfere with performance of the Executive’s obligations under this Agreement that is not remedied within a reasonable time after notice.

9.3                               Payment of any amounts under Article 9.1(a) of this Agreement shall be subject to the prior execution by the Executive of a Release and Indemnity for Taxes in favor of the Company and any related parties, on terms acceptable to the Company.

9.4                               The Executive shall have the right to terminate this Agreement and his employment with the Company by providing the Company with written notice ninety (90) days prior to the proposed termination date.

9.5                               Upon termination of the Executive’s employment for any reason, the Company shall pay the Executive his full Base Salary, and shall provide the Executive with any benefits, up to and including the Termination Date of the Executive’s employment, as required by applicable law.

ARTICLE X

INTELLECTUAL PROPERTY RIGHTS

10.1                        All work performed by the Executive in the context of or relating to his employment with the Company shall be considered the sole and exclusive property of the Company, regardless of when or where the work is performed.  The Executive understands and agrees that any inventions, developments, modifications or methodologies that the Executive makes, conceives of, discovers or develops as a result of or while performing his duties on behalf of the Company (“Discoveries”), are and shall remain the exclusive property of the Company, and the Executive irrevocably waives and assigns to the Company any rights or interest in respect of such Discoveries.

10.2                        The Company shall have the sole and exclusive right to apply for, prosecute and obtain copyrights in any or all countries in the world in respect of any and all tangible and intangible work products created as a result of the Executive’s employment with the Company.  The Executive agrees that during the Term of this Agreement, and following the termination of this Agreement for any reasons, he shall disclose all Discoveries to the Company on a timely basis, and shall execute at the request and expense of the Company any applications, transfers, assignments or other documents as the Company may consider necessary or desirable in order to obtain title to any rights in any patents, copyrights, trademarks or trade secrets in any way related to any Discoveries.

ARTICLE XI

CONFIDENTIAL INFORMATION AND COMPANY PROPERTY

11.1                        The Executive acknowledges that the Executive will acquire Confidential Information (defined below) concerning the business and operations of the Company, the use or disclosure of which would cause the Company substantial loss and damages that could not readily be calculated and for which no remedy at law would be adequate.  Accordingly, the Executive agrees and undertakes that during the Term of this Agreement, and following the termination of the Agreement for any reason, the Executive shall:

(a)                                  treat confidentially all Confidential Information belonging to the Company; and

(b)                                 shall not use or disclose the Confidential Information to any third party, except for the purpose of carrying out his duties under this Agreement.

As used herein, “Confidential Information” includes, without limitation, information with respect to the Company’s assets and facilities, seismic data, well logs, trade secrets and other intellectual property, patents and patent applications, systems, procedures, manuals, drilling reports, acreage positions, exploration prospects, reserve reports, reserve information, financial information, business plans, prospects or opportunities, and related information; provided however, that such term shall not include information that (i) is or becomes generally known or publicly available other than as a result of disclosure by the Executive, or (ii) is acquired by the Executive from a third party, which third party was not under a confidentiality obligation to the Company.

Upon the termination of the Executive’s employment with the Company for any reason, the Executive will deliver to the Company any and all property belonging to the Company or its clients, including, without limitation, all records, data, notes, reports, proposals, client lists, correspondence, materials, equipment or other documents or property, and any copies or reproductions thereof (hereinafter collectively referred to as the “Company Property”), which may have come into the Executive’s possession during the course of his employment.

ARTICLE XII

NON-SOLICITATION

12.1                        The Executive acknowledges and agrees that in performing the duties and responsibilities of his employment as outlined in this Agreement, he will occupy a position of high fiduciary trust and confidence, pursuant to which he will develop and acquire wide experience and knowledge with respect to all aspects of the business carried on by the Corporation and its affiliates, and the manner in which such business is conducted.  It is the expressed intent and agreement of the Executive and the Corporation that such knowledge and experience shall be used solely and exclusively in furtherance of the business interests of the Corporation and such affiliates, and not in any manner detrimental to them.  The Executive therefore agrees that, so long as he is employed by the Corporation pursuant to this Agreement, he shall not engage in any practice or business that competes with the business of the Corporation anywhere where the Corporation does business.

12.2                        The Executive acknowledges and agrees that should he leave the employ of the Corporation and compete against the Corporation, the Corporation shall suffer damage such as loss of investment and loss of potential profits.  In addition, the Corporation shall be irreparably harmed which harm cannot be adequately compensated in damages.  The Executive therefore covenants and agrees that for a period of one (1) year after the Executive ceases to be an employee of the Corporation for any reason whatsoever, the Executive shall not, without prior written consent of the Corporation:

(a)                                solicit or entice, or attempt to solicit or entice, either directly or indirectly, any employee of the Corporation as at the date of termination of the Executive’s employment with the Corporation to become employed by or connected with any business or enterprise which competes with the Corporation; or

(b)                                 use, for the Executive’s own purpose, or for any purposes other than those of the Corporation, any information and technology, which the Executive may have acquired or may in the future acquire in relation to the business or affairs of the Corporation or any of its clients.

ARTICLE XIII

NOTICE

13.1                        Any notice required or permitted to be given by a party hereunder shall be in writing and may be delivered personally or sent by confirmed facsimile transmission or other means of recorded electronic communications, or sent by registered mail addressed as follows:

To the Company:

Nytis Exploration Company LLC

1143 Auraria Parkway, Unit 501

Denver, CO 80204

Attention: Patrick R. McDonald

Fax:  (303) 309-3492

To the Executive:

Mark D. Pierce

2009 Allegheny

Lexington, KY 40513

13.2                        Any such notice delivered or sent by electronic communications or facsimile shall be deemed to have been delivered on the date of receipt and if sent by registered mail, shall be deemed to have been received on the third day following the date on which it was mailed.

13.3                        Any party may change its address for service from time to time by a notice given in accordance with the foregoing.

ARTICLE XIV

GENERAL

14.1                        Time shall be of the essence of this Agreement.

14.2                        This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, whether written or oral, with respect to the employment of the Executive by the Company.  There are not and shall not be any verbal statements or representations, warranties, undertakings or agreements among the parties and this Agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

14.3                        Should any covenant or provision of this Agreement be found to be invalid or unenforceable in whole or in part, for any reason, such provision shall be deemed not to affect or impair the validity or enforceability or any other covenant or provision of this Agreement, which shall continue to have full force and effect.

14.4                        The parties agree that nothing in this Agreement shall be construed so as to limit or negate any other statutory or common law remedies available to either party with respect to the protection of either party’s rights under this Agreement.

14.5                        The waiver by either party of any breach of the provisions or conditions of this Agreement shall not be deemed to be a waiver of the same or any other provision or condition of this Agreement, at the same or any prior or subsequent time.

14.6                        This Agreement shall be construed in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware without regard to its principles regarding conflicts of laws.

14.7                        This Agreement is a personal services agreement and may not be assigned by either party without the prior written consent of the other party.

14.8                        This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representative, successors and permitted assigns.

IN WITNESS WHEREOF the Company has hereunto affixed its corporate seal attested to by its duly authorized officers in that behalf and the Executive has hereunto set his hand and seal as of the day and year first above written.

COMPANY:

NYTIS EXPLORATION COMPANY LLC,

by Nytis Exploration (USA) Inc., sole member

By:	/s/ Patrick R. McDonald
Patrick R. McDonald, President

EXECUTIVE:

/s/ Mark D. Pierce
Mark D. Pierce